                                                                  EXHIBIT 10.67




================================================================================



                                LEASE AGREEMENT


                                    between


                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF DEMOPOLIS

                                      and


                            MCCLAIN OF ALABAMA, INC.




                           DATED AS OF APRIL 1, 1997



================================================================================



                                 Pertaining to

                                   $5,225,000
                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF DEMOPOLIS
                      Industrial Development Revenue Bonds
                                  Series 1997
                       (McClain of Alabama, Inc. Project)

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            No.
                                                                           -----
                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

Section 1.1   Definitions   . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 1.2   Use of Phrases.   . . . . . . . . . . . . . . . . . . . . . .    8


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.1   Representations by the Board  . . . . . . . . . . . . . . . .    9
Section 2.2   Representations and Warranties by the Company   . . . . . . .    9

                                  ARTICLE III

                                DEMISING CLAUSES

Section 3.1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                                   ARTICLE IV

                        CONSTRUCTION OF IMPROVEMENTS AND
                            ACQUISITION OF EQUIPMENT

Section 4.1   Agreement to Construct Improvements and Acquire and
              Install Equipment   . . . . . . . . . . . . . . . . . . . . .   13
Section 4.2   Agreement to Issue the Bonds  . . . . . . . . . . . . . . . .   14
Section 4.3   No Warranty of Suitability by Issuer.  Company Required to
              Bear Certain Costs in Certain Events  . . . . . . . . . . . .   14
Section 4.4   Company to Pursue Rights against Contractors, etc.  . . . . .   15

                                   ARTICLE V

                              DURATION OF TERM AND
                               RENTAL PROVISIONS

Section 5.1   Duration of Term  . . . . . . . . . . . . . . . . . . . . . .   15
Section 5.2   Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 5.3   Additional Rent - Fees and Expenses of Trustee
              and Remarketing Agent   . . . . . . . . . . . . . . . . . . .   16

Section 5.4   Additional Rent - Board's Expenses  . . . . . . . . . . . . .   17
Section 5.5   Options to Prepay Basic Rent  . . . . . . . . . . . . . . . .   17
Section 5.6   Mandatory Prepayment of Basic Rent in the
              Event of a Determination of Taxability  . . . . . . . . . . .   17
Section 5.7   Notice of Prepayment  . . . . . . . . . . . . . . . . . . . .   18
Section 5.8   Redemption of Bonds With Prepayment Moneys  . . . . . . . . .   18
Section 5.9   Obligation of Company Unconditional   . . . . . . . . . . . .   18

                                   ARTICLE VI

                        MAINTENANCE, TAXES AND INSURANCE

Section 6.1   Maintenance, Additions, Alterations and Improvements  . . . .   19
Section 6.2   Removal of Equipment.   . . . . . . . . . . . . . . . . . . .   20
Section 6.3   Taxes, Other Governmental Charges and Utility Charges   . . .   23
Section 6.4   Insurance Required  . . . . . . . . . . . . . . . . . . . . .   23
Section 6.5   Advances by Board or Trustee  . . . . . . . . . . . . . . . .   24

                                  ARTICLE VII

                         PROVISIONS RESPECTING DAMAGE,
                          DESTRUCTION AND CONDEMNATION

Section 7.1   Damage and Destruction Provisions   . . . . . . . . . . . . .   25
Section 7.2   Condemnation Provisions   . . . . . . . . . . . . . . . . . .   26
Section 7.3   Condemnation of Right to Use of Project for Limited
              Period  . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 7.4   Condemnation of Company-Owned Property  . . . . . . . . . . .   27
Section 7.5   Provisions Relating to the Incurring of Certain
              Expenses after Bonds Paid   . . . . . . . . . . . . . . . . .   27
Section 7.6   Optional Application of Net Insurance Proceeds or Net
              Condemnation  Award   . . . . . . . . . . . . . . . . . . . .   28

                                  ARTICLE VIII

                      PARTICULAR COVENANTS OF THE COMPANY

Section 8.1   General Covenants   . . . . . . . . . . . . . . . . . . . . .   28
Section 8.2   Release and Indemnification Covenants   . . . . . . . . . . .   28
Section 8.3   Inspection of Project   . . . . . . . . . . . . . . . . . . .   30
Section 8.4   Agreement to Maintain Corporate Existence   . . . . . . . . .   30
Section 8.5   Qualification in Alabama  . . . . . . . . . . . . . . . . . .   31
Section 8.6   Further Assurances  . . . . . . . . . . . . . . . . . . . . .   31
Section 8.7   Concerning the Tax-Exempt Nature of the Interest
              Income on the Bonds   . . . . . . . . . . . . . . . . . . . .   31

                                   ARTICLE IX

                          CERTAIN PROVISIONS RELATING
                   TO ASSIGNMENT, SUBLEASING AND TO THE BONDS

Section 9.1   Provisions Relating to Assignment and Subleasing by
              Company   . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 9.2   Assignment of Lease by Board; Required Consents to
              Amendments  . . . . . . . . . . . . . . . . . . . . . . . . .   33
Section 9.3   References to Bonds Ineffective After Bonds Paid  . . . . . .   33

                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

Section 10.1  Events of Default Defined   . . . . . . . . . . . . . . . . .   34
Section 10.2  Remedies on Default   . . . . . . . . . . . . . . . . . . . .   35
Section 10.3  No Remedy Exclusive   . . . . . . . . . . . . . . . . . . . .   36
Section 10.4  Agreement to Pay Attorneys' Fees  . . . . . . . . . . . . . .   36
Section 10.5  No Additional Waiver Implied by One Waiver  . . . . . . . . .   37

                                   ARTICLE XI

                                    OPTIONS

Section 11.1  Option to Purchase After Payment of Bonds   . . . . . . . . .   37
Section 11.2  Option to Terminate   . . . . . . . . . . . . . . . . . . . .   37
Section 11.3  Option to Purchase Portions of Project Site   . . . . . . . .   38

                                  ARTICLE XII

                                 MISCELLANEOUS

Section 12.1  Covenant of Quiet Enjoyment.  Surrender of Project  . . . . .   39
Section 12.2  Retention of Title to Project by Board.  Grant of
              Utility Easements. Connecting Utilities   . . . . . . . . . .   39
Section 12.3  Interest Rate Limitation  . . . . . . . . . . . . . . . . . .   39
Section 12.4  This Lease a Net Lease  . . . . . . . . . . . . . . . . . . .   39
Section 12.5  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 12.6  Certain Prior and Contemporaneous Agreements Cancelled  . . .   41
Section 12.7  Limited Liability of Board  . . . . . . . . . . . . . . . . .   41
Section 12.8  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .   41
Section 12.9  Severability  . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 12.10 Article and Section Captions  . . . . . . . . . . . . . . . .   41
Section 12.11 Governing Law   . . . . . . . . . . . . . . . . . . . . . . .   42

Exhibit A - Description of Project Site
Exhibit B - Description of the Equipment

              LEASE AGREEMENT between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DEMOPOLIS, a public corporation organized under the laws of the State of Alabama (the "Board") and MCCLAIN OF ALABAMA, INC., a corporation organized under the laws of the State of Michigan (the "Company"),


                                R E C I T A L S:


              Acting pursuant to an Interim Agreement hereinafter referred to, the Board has heretofore acquired the real property hereinafter described and the Company has commenced the construction of improvements to a manufacturing plant located thereon and the acquisition and installation in said plant and elsewhere on the said real property of certain items of machinery, equipment and other personal property for use in the operation thereof. To finance the cost of acquiring said real property, constructing said improvements and acquiring and installing said machinery, equipment and other personal property, the Board proposes to issue, at the request of the Company, $5,225,000 principal amount of its Industrial Development Revenue Bonds, Series 1997 (McClain of Alabama, Inc. Project). The Bonds will be issued under a Trust Indenture dated as of April 1, 1997, from the Board to LaSalle National Bank, a national banking association the principal corporate trust office of which is located in the City of Chicago, Illinois. The said Trust Indenture is being executed and delivered simultaneously with the delivery hereof, and the terms and conditions thereof, including particularly and without limitation those relating to the maturity date of the Bonds, the interest rates thereon and the provisions for prepayment thereof prior to their final maturity, are hereby made a part of this Lease Agreement as fully and completely as if set out herein. To achieve certain of the objectives hereinabove outlined, the Board and the Company have entered into this Lease Agreement.

                         NOW, THEREFORE, THIS AGREEMENT

                              W I T N E S S E T H:


              That in consideration of the respective representations and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND USE OF PHRASES


              SECTION 1.1 DEFINITIONS. The following words and phrases and others evidently intended as the equivalent thereof shall, in the absence of clear implication herein otherwise, be given the following respective interpretations herein:


              "AFFILIATE" means any person, firm or corporation controlled by, or under common control with, the Company and any person, firm or corporation controlling the Company.


              "AUTHORIZED BOARD REPRESENTATIVE" means the person or persons at the time designated as such by written certificate furnished to the Company and the Trustee, containing the specimen signature or signatures of such person or persons and signed on behalf of the Board by the Chairman or the Vice Chairman of the Directors.


              "AUTHORIZED COMPANY REPRESENTATIVE" means the person or persons at the time designated as such by written certificate furnished to the Board and the Trustee, containing the specimen signature or signatures of such person or persons and signed on behalf of the Company by the Chairman of its Board of Directors, by its President, by any Vice President, by its Secretary or by its Treasurer.


              "AUTHORIZING ACT" means Article 4 of Chapter 54 of Title 11 (Sections 11-54-80 to 11-54-101, inclusive) of the Code of Alabama of 1975, as amended.


              "BASIC RENT" means (i) the moneys payable by the Company pursuant to the provisions of Section 5.2 hereof, (ii) any other moneys payable by the Company pursuant to this Lease to provide for the payment of the principal of and the interest and premium (if any) on, or purchase price of, the Bonds (other than the aforesaid moneys payable pursuant to Section 5.2 hereof), and
(iii) any other moneys payable by the Company pursuant to this Lease that are herein referred to as Basic Rent.


              "BOARD" means (i) The Industrial Development Board of the City of Demopolis and its successors and assigns, and (ii) any public corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party as provided in Section 8.6 of the Indenture.

              "BOND COUNSEL" means Independent Counsel whose experience in matters relating to the issuance of obligations of states and their political subdivisions is nationally recognized.


              "BOND PAYMENT DATE" means each date (including any date fixed for redemption of Bonds) on which Debt Service is payable on the Bonds.


              "BOND PURCHASE FUND" means the Bond Purchase Fund created in
Section 7.2 of the Indenture.


              "BONDS" means the Board's Industrial Development Revenue Bonds, Series 1997 (McClain of Alabama, Inc. Project), authorized in Article III of the Indenture to be issued in the aggregate principal amount of $5,225,000.


              "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions are closed in any of the following locations:
(i) the city in which the principal office of the Trustee is located, (ii) the city in which the principal office of the Remarketing Agent is located, (iii) the city in which the office of the Credit Obligor where drawings under the Letter of Credit are to be made is located, (iv) the City of New York, New York, or (v) the City of Chicago, Illinois.


              "CODE" means the Internal Revenue Code of 1986, as amended from time to time.


              "COMPANY" means the party of the second part hereto and, subject to the provisions of Section 7.4 hereof, includes its successors and assigns and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.


              "COUNSEL" means any attorney or firm of attorneys duly admitted to practice before the highest court of one or more states of the United States of America or of the District of Columbia.


              "CREDIT OBLIGOR" means Standard Federal Bank, a federal savings bank and its successors and assigns, until a Substitute Letter of Credit shall have been accepted by the Trustee, and thereafter "Credit Obligor" means the issuer of the Substitute Letter of Credit.


              "DEBT SERVICE FUND" means the Bond Principal and Interest Fund created in Section 7.1 of the Indenture.

              "DEFAULT" or "DEFAULT" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.


              "DETERMINATION OF TAXABILITY" means a determination that the interest income on any of the Bonds is Taxable, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:


              (a) the date on which the Company determines that the interest income on any of the Bonds is Taxable by filing with the Trustee a statement to that effect; or


              (b) the date on which the Company shall be advised by private ruling, technical advice or any other written communication from an authorized official of the Internal Revenue Service that, based upon any filings of the Company, or upon any review or audit of the Company, or upon any other grounds whatsoever, the interest income on any of the Bonds is Taxable; or


              (c) the date on which the Company shall receive notice from the Trustee in writing that the Trustee has been advised (i) by any Holder of any Bonds that the Internal Revenue Service has determined that the interest income on the Bonds is Taxable or (ii) by any authorized official of the Internal Revenue Service that the interest income on any of the Bonds is Taxable;


provided that no Determination of Taxability shall be deemed to have occurred:
(1) as a result of a determination by the Company pursuant to the preceding clause (a) unless supported by a written opinion of Bond Counsel acceptable to the Trustee and the Board that the interest income on the Bonds is Taxable; or
(2) as a result of the event described in the preceding clauses (b) or (c) unless and until (1) the Company has been afforded a reasonable opportunity, at its expense, to contest such determination either through its own action (if permitted by law) or by or on behalf of one or more of the Holders of the Bonds and (2) such contest, if made, has been abandoned by the Company or has been finally determined by a court of competent jurisdiction from which no further appeal exists, but if such contest has not been abandoned or finally determined within three years of the event described in either of said clauses (b) and (c) which forms the basis of the Determination of Taxability in question, then such Determination of Taxability shall be deemed to have occurred three years after the date of such event.


              "BOND COUNSEL" means Independent Counsel whose experience in matters relating to the issuance of obligations by states and their political subdivisions is nationally recognized.

              "EQUIPMENT" means those items of machinery, equipment and other personal property that are generally described on, and are referred to as "Equipment" in, Exhibit B attached hereto and made a part hereof, and any other items of machinery, equipment and other personal property that, under the provisions hereof, are to constitute part of the Equipment.


              "EVENT OF DEFAULT" means any of the events described in Section
10.1 hereof.


              "IMPROVEMENTS" means the improvements to the Plant required by the provisions of Section 4.1 hereof to be constructed by the Company.


              "INDENTURE" means the Trust Indenture between the Board and LaSalle National Bank, dated as of April 1, 1997, under which (i) the Bonds are authorized to be issued, and (ii) the Board's interest in this Lease Agreement and the revenues and receipts to be derived by the Board from any leasing or sale of the Project are to be assigned as security for payment of the principal of and the interest and premium (if any) on the Bonds, as said Trust Indenture now exists and as it may hereafter be supplemented and amended.


              "INDEPENDENT COUNSEL" means an attorney or firm of attorneys duly admitted to practice before the highest court of one or more states of the United States of America or the District of Columbia and not employed full time by the Board, the Company, an Affiliate or the Trustee.


              "INDEPENDENT ENGINEER" means an independent engineer or engineering firm not employed full time by the Board, the Company or an affiliate.


              "INTERIM AGREEMENT" means that certain Interim Agreement dated as of August 1, 1996, between the Board and the Company.


              "ISSUE DATE" means the date of the initial authentication and delivery of the Bonds.


              "LEASE TERM" means the period beginning on the date of delivery of these presents and, subject to the provisions of this Lease Agreement, continuing until 11:59 o'clock, p.m., on April 1, 2007.

              "LETTER OF CREDIT" means the initial letter of credit delivered to the Trustee on the Issue Date and, unless the context indicates otherwise, any Substitute Letter of Credit accepted by the Trustee.


              "LOCAL FACILITIES" means facilities of which the Company or a related person or persons (as the terms "related person" and "facilities" are used in Section 144(a)(3) of the Code) is, was or will be the principal user and which are located in Marengo County, Alabama, but outside the corporate limits of any municipality, as such limits exist on the Issue Date.


              "MORTGAGE" means that certain Mortgage, Assignment of Leases and Security Agreement dated as of April 1, 1997, executed by the Company and the Board in favor of the Credit Obligor, including any amendments or supplements thereto, until a Substitute Letter of Credit shall have been accepted by the Trustee, and thereafter "Mortgage" means the instrument (if any) securing the Company's obligations with respect to such Substitute Letter of Credit.


              "MUNICIPALITY" means the City of Demopolis, Alabama, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party.


              "NET CONDEMNATION AWARD" means the total amount awarded as compensation for any part of the Project taken under the exercise of the power of eminent domain plus damages to any part not taken, less and except (i) any portion thereof to which the Company is entitled under the provisions of
Section 7.4 hereof, and (ii) all attorneys' fees and other costs and expenses incurred in the condemnation proceeding with respect to which such award was made (other than those paid directly by the Company or deducted, pursuant to the provisions of said Section 7.4, from that portion of the award to which it is entitled under the provisions thereof).


              "NET INSURANCE PROCEEDS" means the total insurance proceeds recovered by the Board, the Company and the Trustee on account of any damage to or destruction of the Project or any part thereof less all expenses (including reasonable attorneys' fees and any extraordinary expenses of the Trustee) incurred in the collection of such proceeds.


              "OUTSTANDING," when used with reference to any of the Bonds, means, at any date as of which the amount of such Bonds outstanding is to be determined, all such Bonds which have been theretofore authenticated and delivered by the Trustee under the Indenture, except (i) those of such Bonds cancelled by the Trustee because of payment at or after their respective maturities or redemption prior to their respective maturities, (ii) those of such Bonds for the payment or redemption of which provisions shall have been made with the Trustee as provided in Article XIII of the Indenture and (iii) those of such Bonds in exchange for which, or in lieu of which, other Bonds have been authenticated and delivered under the Indenture. In determining whether the Holders of a requisite aggregate principal amount of outstanding Bonds have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of the Indenture, Bonds which are owned by the Company or any Affiliate shall be disregarded and deemed not to be outstanding hereunder for the purpose of any such determination.


              "PERMITTED ENCUMBRANCES" means, as of any particular time, (a) liens for ad valorem taxes and special assessments not then delinquent, (b) this Lease Agreement and the Indenture, (c) inchoate mechanics' and materialmen's liens, (d) utility, access, drainage and other easements and rights of way, restrictions and exceptions that a licensed engineer (who may, but need not be, an employee of the Company) certifies will not materially interfere with or impair the operations being conducted in or about the Project (or, if no operations are being conducted in or about the Project, the operations for which the Project was designed or last modified), (e) such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title (including zoning and other similar restrictions and regulations) as customarily exist with respect to properties similar in character to the Project and as do not, in the opinion of Counsel, in the aggregate materially impair the use of the property affected thereby for the purpose for which it was acquired or is held by the Board, (f) with respect to the Project Site, any easements, restrictions or other exceptions referred to in Exhibit A hereto and
(g) the Mortgage.


              "PLANT" means that certain manufacturing plant located on the Project Site, as said plant may at any time exist.


              "PROJECT" means the Project Site, the Plant and the Equipment as they may at any time exist, and all other property and rights referred to or intended so to be in the demising clauses hereof or in any way subject to the demise hereof.


              "PROJECT DEVELOPMENT COSTS" means the costs of acquiring the Project Site and the improvements located thereon, constructing the Improvements and acquiring and installing the Equipment, the expenses incurred by the Board in connection with the issuance and sale of the Bonds (including the initial charge of the Trustee, the fee for the issuance of the initial Letter of Credit and the fiscal, legal, printing, advertising, recording and other similar fees and expenses relating thereto), interest on the Bonds to the extent such interest constitutes a Qualified Project Cost, and all costs and expenses incurred by the Issuer in connection with and directly related to the planning, development and design of the Improvements and the Equipment, including, without limiting the generality of the foregoing, any such costs or expenses paid by the Company or by the Board with funds advanced by the Company and for which the Company is entitled to be reimbursed under the provisions of the Interim Agreement.

              "PROJECT SITE" means the real property specifically described in Exhibit A attached hereto and made a part hereof (to the extent that at the time it is subject to the demise hereof) and any other real property that under the terms hereof constitutes a part of the Project Site.


              "REMARKETING AGENT" means LaSalle National Bank or any successor appointed pursuant to the provisions of Section 11.7 of the Indenture.


              "TAXABILITY DATE" means the date that, according to a Determination of Taxability, the interest income on any of the Bonds became Taxable.


              "TAXABLE," when applied to the interest income on any of the Bonds, means that, under federal tax laws and regulations issued thereunder, as such laws and regulations exist on the Issue Date or as they may thereafter be amended, the interest income on such Bond is includable in gross income of the recipient thereof for Federal income tax purposes for any reason other than the fact (and for the period) that such Bond is held by a person who is a "substantial user" of the Project or a "related person" within the meaning of
Section 147(a) of the Code or any successor provision.


              "TENDER DATE" means the date on which Bonds are tendered (or deemed tendered) for purchase pursuant to the optional or mandatory tender provisions of the Indenture.


              "TENDERED BONDS" means Bonds tendered (or deemed tendered) for purchase pursuant to the optional or mandatory tender provisions of the Indenture.


              "TRUSTEE" means the Trustee at the time serving as such under the Indenture.


              SECTION 1.2 USE OF PHRASES. "Herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter" and other equivalent words refer to this Lease Agreement as an entirety and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section
1.1 hereof include both singular and plural, unless a separate definition is included for the singular or plural, as the case may be. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders. Any percentage of Bonds, specified herein for any purpose, is to be figured on the unpaid principal amount thereof then Outstanding.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES


              SECTION 2.1 REPRESENTATIONS BY THE BOARD. The Board makes the following representations and warranties as the basis for the undertakings on its part herein contained:


              (a) The Board is duly incorporated under the provisions of the Authorizing Act by Certificate of Incorporation duly filed for record in the office of the Judge of Probate of Marengo County, Alabama, and is not in default under any of the provisions contained in said Certificate of Incorporation or in the laws of Alabama;


              (b) Under the provisions of the Authorizing Act and its Certificate of Incorporation, the Board has the power to enter into the transactions contemplated by this Lease Agreement and to carry out its obligations hereunder;


              (c) The Board has good and marketable title to the Project Site, subject only to Permitted Encumbrances;


              (d) The Project Site is located within the limits of Marengo County, Alabama, but outside the corporate limits of any incorporated municipality and outside the police jurisdiction of any incorporated municipality other than the City of Demopolis, Alabama;


              (e) The execution and delivery of this Lease Agreement on its part have been duly authorized by all necessary corporate action and this Lease Agreement, when executed and delivered, will constitute the legal, valid and binding agreement of the Board, enforceable in accordance with its terms subject to laws regarding bankruptcy and insolvency and other laws of general application affecting the rights and remedies of creditors.


              SECTION 2.2 REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:


              (a) The Company is a corporation organized under the laws of Michigan, is in good standing under its certificate of incorporation and the laws of said state, is duly qualified as a foreign corporation in the State of Alabama and has power to enter into, and to perform and observe the agreements and covenants on its part contained in, this Lease Agreement;


              (b) Neither the execution and delivery of this Lease Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment or compliance with the terms and conditions hereof, conflict with, or result in a breach of, any of the terms, conditions or provisions of any corporate restriction or limitation or any agreement, instrument or court or other governmental order to which the Company is now a party or by which the Company is bound, or constitute a default under any of the foregoing.


              (c) The execution and delivery of this Lease Agreement on its part have been duly authorized by all necessary corporate action, and this Lease Agreement, when executed and delivered, will constitute the legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to laws regarding bankruptcy and insolvency and other laws of general application affecting the rights and remedies of creditors.


              (d) The acquisition, construction, and installation of the Project were not commenced prior to August 22, 1996 (the effective date of the Interim Agreement dated as of August 1, 1996, between the Board and the Company).


              (e) Not less than ninety-five percent (95%) of the proceeds derived by the Board from the sale of the Bonds will be applied for the acquisition of a "manufacturing facility" within the meaning of Section 144(b)(12)(C) of the Code and the Company presently intends to use or operate the Project as a "manufacturing facility" (as so defined) until the date on which the Bonds have been fully paid and knows of no reason why the Project will not be so operated.


              (f) The information furnished by the Company and used by the Board in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code is accurate and complete as of the date of the issuance of the Bonds.


              (g) On the date of the delivery of this Lease Agreement, the Company is the only principal user (as the term "principal user" is used in Section 144(a)(4)(B) of the Code) of the Project and expects to be so until the date on which the Bonds have been fully paid.

              (h) Not less than ninety-five per cent (95%) of the proceeds derived by the Board from the sale of the Bonds will be applied for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a) of the Code with respect to the Project.


              (i) Less than 25% of the net proceeds of the Bonds will be used (directly or indirectly for the acquisition of land (or an interest therein) within the meaning of Section 147(c) of the Code.


              (j) The Company will expend as Project Development Costs an amount equal to at least 15% of the cost of those portions of the Plant and the Equipment the first use of which was not by the Company toward the rehabilitation of such portions within the meaning of Section 147(d) of the Code and the regulations issued thereunder.


              (k) There have not been issued since April 30, 1968, any bonds (as the term "bonds" is used in Section 144(a)(2) of the Code) the proceeds of which were or are to be used primarily with respect to Local Facilities.


              (l) The amount of all capital expenditures (as determined as provided in Section 144(a)(4)(A)(ii) of the Code) made with respect to Local Facilities during the period beginning three (3) years prior to the Issue Date, and ending on the Issue Date, was less than $1,000,000.


              (m) The average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed with the net proceeds of the Bonds, all computed in accordance with Section 147(b) of the Code


              (n) The aggregate face amount of all outstanding tax-exempt facility-related bonds, including the Bonds, which are required by
       Section 144(a)(10)(B) of the Code to be considered in determining whether there are now outstanding tax-exempt facility-related bonds attributable or allocated to the Company or any related person, under
       Section 144(a)(10)(A) of the Code, is, on the date of the issuance of the Bonds, less than $40,000,000.

              (o) The Company has not had and will not have issued on its behalf bonds that will be treated as part of the same issue as the Bonds within the meaning of Section 1.150T-1 of the Treasury Regulations.


                                  ARTICLE III

                                DEMISING CLAUSES


              SECTION 3.1 The Board hereby demises and leases to the Company, subject to Permitted Encumbrances, and the Company hereby rents from the Board, subject to Permitted Encumbrances, for and during the Lease Term, the following described properties and related rights:


                                       I

              The real property situated in Marengo County, Alabama, that is specifically described in Exhibit A attached hereto and made a part hereof;


                                       II

              The Plant and any other improvements constituting real property now or hereafter situated on the Project Site, all permits, easements, licenses, rights-of-way, contracts, leases, privileges, immunities and hereditaments pertaining or applicable to the Project Site and all fixtures now or hereafter owned by the Board and installed on the Project Site or in any other improvements now or hereafter located on the Project Site, it being the intention hereof that all property, rights and privileges hereafter acquired for use as a part of or in connection with or as an improvement to the Project Site shall be as fully covered hereby as if such property, rights and privileges were now owned by the Board and were specifically described herein; and


                                      III

              All items (whether or not fixtures) of machinery, equipment and other personal property that at any time, under the provisions of this Lease Agreement, constitute the Equipment, including, without limitation, the items (whether or not fixtures) of machinery, equipment and other personal property generally described in Exhibit B attached hereto and made a part hereof, excluding, however, any equipment or other personal property that, under the provisions of this Lease Agreement, is, or is to become (prior to the termination of this Lease Agreement), the sole property of the Company or third parties.

              This Lease Agreement is made, however, upon and subject to the following terms and conditions, to each of which the Board and the Company hereby agree:


                                   ARTICLE IV

                        CONSTRUCTION OF IMPROVEMENTS AND
                            ACQUISITION OF EQUIPMENT


              SECTION 4.1 AGREEMENT TO CONSTRUCT IMPROVEMENTS AND ACQUIRE AND INSTALL EQUIPMENT. The Company will proceed with, and will complete as promptly as practicable,


              (a) the construction, wholly within the boundary lines of the Project Site, of improvements to the existing manufacturing plant located on the Project Site, substantially in accordance with plans and specifications therefor prepared by the Company, and


              (b) the acquisition and installation in or about the Plant and wholly within the boundary lines of the Project Site, of the Equipment, such acquisition and installation to be made substantially in accordance with written orders and directions from the Company, and will pay, solely out of the moneys on deposit in the Construction Fund and other moneys provided by the Company, the costs of such construction, acquisition and installation. The Company may, after the execution and delivery of these presents, cause such changes to be made to the aforesaid plans and specifications as it may desire and as will not result in any material change in the appearance or basic design of the Plant or in changing the character of the Plant as a part of a "project" under the provisions of the Authorizing Act. Except as provided in the preceding sentence and in subsection (a) of Section
4.3 hereof, neither the Company nor the Issuer will cause or permit any changes to be made to the aforesaid plans and specifications.


              The Company will promptly pay or cause to be paid, as and when due, all expenses incurred in and about said construction, acquisition and installation and all other Project Development Costs, and it will not suffer or permit any mechanics' or materialmen's liens that might be filed or otherwise claimed or established upon or against the Project or any part thereof, and which might be or become a lien thereon superior to the lien of the Mortgage, to remain unsatisfied and undischarged for a period exceeding thirty (30) days after the filing or establishment thereof; provided, however, that the Company may in good faith contest any such mechanics' or materialmen's lien claims so filed or established, and, in the event that such lien claims are so contested, may permit the mechanics' or materialmen's liens so contested to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom, irrespective of whether such period extends beyond the thirty (30) day period after the filing or establishment of such liens, unless the Company shall have furnished the facts relating to such lien contest to the Credit Obligor and the Credit Obligor shall be of the opinion that by such action the lien of the Mortgage to any part of the Project shall be materially endangered or that the Project or any part thereof shall be subject to loss or forfeiture, in which event such mechanics' or materialmen's liens shall (unless they are bonded or superseded in a manner satisfactory to the Credit Obligor) be satisfied prior to the expiration of said thirty (30) day period.


              The Company and the Issuer will cooperate with each other in order that the construction of the Improvements and the acquisition and installation of the Equipment may be completed as promptly as practicable.
Upon the completion of the construction of the Improvements and the acquisition and installation of the Equipment, the Company will execute such instruments of conveyance as may be necessary to convey its interest in the Improvements and the Equipment to the Issuer, subject to this Lease Agreement.


              SECTION 4.2 AGREEMENT TO ISSUE THE BONDS. In order to provide funds for the permanent financing of the costs of constructing the Improvement and acquiring and installing the Equipment and the other Project Development Costs, the Board will, simultaneously with the delivery hereof, issue and sell the Bonds at a price approved by the Company.


              SECTION 4.3 NO WARRANTY OF SUITABILITY BY ISSUER. COMPANY REQUIRED TO BEAR CERTAIN COSTS IN CERTAIN EVENTS. The Company recognizes that since the plans and specifications for the Improvements will be prepared to its order and that since the items of Equipment have been and are to be selected by it, the Issuer can make no warranty, either express or implied, or offer any assurances that the Improvements or the Equipment will be suitable for the Company's purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all the Project Development Costs. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE ISSUER MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS WITH RESPECT TO ANY PART OF THE PLANT OR THE EQUIPMENT. In the event said proceeds issued for such purpose are insufficient to pay all said costs, the Company


              (a) will cause such changes to be made to said plans and specifications as will result in the Project Development Costs not exceeding the moneys available for payment thereof derived from the sale of the Bonds (provided that such changes will not result in any material alteration in the appearance or basic design of the Plant or in altering the character of the Plant as part of a "project" under the provisions of the Authorizing Act), or

              (b) will directly pay that portion of the Project Development Costs in excess of the available moneys derived from the sale of the Bonds, or


              (c) will pay into the Construction Fund such moneys as are necessary to provide for payment of all said costs.


The Company shall not, by reason of any changes in said plans and specifications or any payment of such excess costs (whether by virtue of direct payments thereof or payments into the Construction Fund), be entitled to any reimbursement from the Issuer or to any diminution of the rental payable hereunder.


              SECTION 4.4 COMPANY TO PURSUE RIGHTS AGAINST CONTRACTORS, ETC. In the event of default by any contractor or subcontractor under any contract with the Company for construction of the Improvements or acquisition or installation of the Equipment, or any part of either, the Company will proceed, either separately or in conjunction with others, to exhaust all remedies the Company may have against such contractor or subcontractor so in default and against each surety (if any) for the performance of such contract. The net proceeds recovered by the Company in any such action shall be paid into the Construction Fund (or, in the event that at the time such proceeds are received by the Company the Construction Fund is closed shall be applied as excess Construction Fund moneys in accordance with the provisions of Section 6.1 of the Indenture).


                                   ARTICLE V

                              DURATION OF TERM AND
                               RENTAL PROVISIONS


              SECTION 5.1 DURATION OF TERM. The term of this Lease Agreement and of the lease herein made shall begin on the date of the delivery of this Lease Agreement and, subject to the provisions of this Lease Agreement, shall continue until 11:59 o'clock, p.m., on April 1, 2007. The Board will deliver to the Company sole and exclusive possession of the Project (or such portion or portions thereof as are then in existence) on the commencement date of the Lease Term, subject to the inspection and reserved in Section 3.3 hereof, and the Company will accept possession thereof at such time.


              SECTION 5.2 BASIC RENT. For and during the Lease Term, the Company will pay to the Board the following base rental for use and occupancy of the Project:

              (a) on or before the last Business Day of each month, beginning in the month in which the Issue Date occurs, an amount equal to the interest, if any, that will mature on the Bonds on the first Business Day of the next succeeding month;

              (b) on or before the last Business Day of March, 2007, an amount equal to the principal amount of Bonds maturing on April 1, 2007; and

              (c) at or before 11:00 a.m. (Chicago, Illinois time) on each Tender Date with respect to the Bonds, the Company shall pay to the Trustee, for the account of the Board, an amount equal to the purchase price of Bonds tendered (or deemed tendered) for purchase on such Tender Date; provided, however, that any amount already on deposit in the Bond Purchase Fund on such Tender Date that is available for the payment of the purchase price of such Tendered Bonds shall be credited against the amount of such Basic Rent;

provided, however, that there shall be credited against Basic Rent due under this section (1) any amounts drawn by the Trustee under the Letter of Credit and (2) income or profits received from the investment of money in the Debt Service Fund.


              The Company acknowledges that Basic Rent required by this Section have been calculated to provide amounts which will be sufficient to pay debt service on the Bonds as the same matures and comes due and to pay the purchase price of Bonds tendered or deemed tendered on each Tender Date. If on any Bond Payment Date the amount on deposit in the Debt Service Fund is not sufficient to pay debt service on the Bonds due and payable on such date, the Company shall immediately deposit the amount of such deficiency in the Debt Service Fund. If on any Tender Date the amount on deposit in the Bond Purchase Fund is not sufficient to pay the purchase price of Bonds tendered or deemed tendered on such date, the Company shall immediately deposit the amount of such deficiency in the Bond Purchase Fund.


              So long as any of the Bonds are Outstanding, all Basic Rent payments shall be made in Federal or other immediately available funds directly to the Trustee, or its successor as Trustee under the Indenture at its principal corporate trust office, for the account of the Board. The Board will, promptly following the designation of any successor Trustee under the Indenture, give written notice to the Company of the name and location of the principal corporate trust office of such successor Trustee, or it will cause such notice to be promptly given. In the event the due date of any installment of Basic Rent payable hereunder is not a Business Day, such installment shall be due on the next succeeding Business Day.


              SECTION 5.3 ADDITIONAL RENT - FEES AND EXPENSES OF TRUSTEE AND REMARKETING AGENT. In addition to the Basic Rent and all other rental payments due from the Company hereunder, the Company will also pay, as additional rent,
(i) the annual fee of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, (ii) the reasonable fees and charges of the Trustee as registrar, transfer agent and paying agent or tender agent with respect to the Bonds, as well as the fees and charges of any other paying agent with respect to the Bonds who shall act as such agent in accordance with the provisions of the Indenture, (iii) the reasonable fees and expenses of the Trustee in connection with the issuance of a new Bond upon the partial redemption of a Bond (including, without limitation, the expenses of printing such new Bond),
(iv) the reasonable fees and expenses of the Trustee in connection with any other registration, transfer or exchange of any of the Bonds if the Trustee is not permitted by the Indenture to charge the holder of such Bonds for such fees and expenses, (v) the reasonable fees, charges and expenses of the Trustee for necessary extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture and (vi) the fees, charges and expenses of the Remarketing Agent. All such fees, charges and expenses shall be paid directly to the Trustee, for its own account upon presentation of its statements therefor, but the Company may, without creating a default hereunder, contest in good faith the necessity for any of the extraordinary services performed by the Trustee or the reasonableness of the fees, charges or expenses of the Trustee in connection therewith.


              SECTION 5.4 ADDITIONAL RENT - BOARD'S EXPENSES. In addition to the Basic Rent and all other rental payments due from the Company hereunder, the Company will also pay, as additional rent, the reasonable and necessary expenses, not otherwise provided for, which may be incurred by the Board, or for which the Board may in any way become liable, as a result of issuing any of the Bonds and leasing the Project to the Company, or being a party to this Lease Agreement or the Indenture; provided, however, that so long as the Company is not in default hereunder, the Company's liability under this Section
5.4 or under any other provision of this Lease Agreement obligating the Company to pay expenses of the Board or the Trustee shall not include expenses voluntarily incurred by the Board or the Trustee without prior request or approval by the Company, unless such expenses are necessary to enable the Board or the Trustee to perform its or their obligations under this Lease Agreement and the Indenture; and provided further, that the Company may, without creating a default hereunder, contest in good faith the necessity for or reasonableness of any such expenses.


              SECTION 5.5 OPTIONS TO PREPAY BASIC RENT. The Company shall have and is hereby granted the option to prepay Basic Rent in an amount sufficient to redeem the Bonds in whole or in part in accordance with Section 4.1(b), (c) or (d) of the Indenture, or to provide for the payment of the Bonds in accordance with Article XIII of the Indenture. Such prepayment shall be made on the date fixed for the redemption of such Bonds in accordance with
Section 5.7 hereof or on any date if made to provide for payment in accordance with Article XIII of the Indenture.


              SECTION 5.6 MANDATORY PREPAYMENT OF BASIC RENT IN THE EVENT OF A DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability, the Company shall be obligated to prepay Basic Rent on the date fixed for the redemption of the Bonds pursuant to Section 5.7 hereof in an amount sufficient to redeem the Bonds in whole in accordance with the provisions of Section 4.1(a) of the Indenture.

              SECTION 5.7 NOTICE OF PREPAYMENT. To exercise an option granted in Section 5.5 hereof or to fulfill the obligation required by Section
5.6 hereof, the Company shall give written notice to the Board and the Trustee which shall specify therein the date upon which prepayment will be made, which date shall be not less than forty-five days nor more than sixty days after the date of such notice. Notice by the Company with respect to prepayment pursuant to Section 5.6 hereof must be given within 10 days after the occurrence of a Determination of Taxability. In connection with any redemption of Bonds pursuant to Section 4.1(b), (c) or (d) of the Indenture, the said notice by the Company shall specify the principal amount of Bonds to be redeemed by the Trustee with the moneys paid to it by the Company.


              SECTION 5.8 REDEMPTION OF BONDS WITH PREPAYMENT MONEYS. The Board has directed the Trustee to forthwith take all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the earliest redemption date permitted by the Indenture upon receipt by the Trustee of requests for redemption in accordance with Article IV of the Indenture.


              The Company agrees to and shall pay any amount required to be paid by it under the provisions of Section 5.5 and 5.6 hereof directly to the Trustee. The Trustee shall use the moneys so paid to it by the Company to redeem the Bonds (if Bonds are to be redeemed as a result of such prepayment) in accordance with the provisions of the Indenture.


              SECTION 5.9 OBLIGATION OF COMPANY UNCONDITIONAL. The obligation of the Company to pay the Basic Rent, to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of set-off, recoupment or counterclaim it might otherwise have against the Board or the Trustee. The Company will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or (except as expressly authorized in this Lease Agreement) terminate this Lease Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, or any damage to or destruction of the Project or any part thereof, or the taking by eminent domain of title to or the right to temporary use of all or any part of the Project, or any change in the tax or other laws of the United States of America, the State of Alabama or any political or taxing subdivision of either thereof, or any failure of the Board to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease Agreement.


              The provisions of the preceding paragraph of this Section 5.9 shall continue in effect only so long as any part of the principal of or the interest or premium (if any) on any of the Bonds remains unpaid. Nothing herein contained shall, however, be construed to prevent the Company, at its own cost and expense and in its own name or in the name of the Board, from prosecuting or defending any action or proceeding or taking any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its rights of use and occupancy and other rights hereunder, and the Board will cooperate fully with the Company in any such action or proceeding.


              Without limiting the generality of the foregoing, the Company will pay directly to the Trustee on behalf of the Board, on the due dates of the principal of and the interest, and premium, if any, on the Bonds, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, such amounts as may be necessary to provide for the payment in full of the principal of and the interest and premium, if any, on the Bonds and such other amounts as may be payable to the holders of the Bonds pursuant to the provisions of this Lease Agreement and the Indenture.


                                   ARTICLE VI

                        MAINTENANCE, TAXES AND INSURANCE


              SECTION 6.1 MAINTENANCE, ADDITIONS, ALTERATIONS AND IMPROVEMENTS. The Company will, at its own expense, (a) keep the Project in as reasonably safe condition as its operations permit, and (b) subject to the provisions of Section 6.2 hereof, keep the Plant, the Equipment and the other improvements located on the Project Site in reasonable repair and operating condition (reasonable wear and tear excepted), making from time to time all necessary and proper renewals thereto (including, without limitation, exterior and structural repairs, renewals and replacements). The Company may, also at its own expense, make any additions, alterations or improvements to the Project that it may deem desirable for its business purposes, that do not adversely affect the structural integrity of any building or other structure forming a part of the Project, and that will not impair the operating unity of the Plant, or change the character of the Project as a "project" under the Authorizing Act; provided that all such additions, alterations or improvements shall


              (1) be located wholly within the boundary lines of the Project Site, or


              (2) be located wholly within the boundary lines of other adjacent real property hereafter acquired by the Board, leased to the Company by the Board, and subjected to the demise of these presents and to the lien of the Indenture, or


              (3) be located wholly within the boundary lines of the Project Site and such other adjacent real property.

Any such adjacent real property so leased shall henceforth be considered, for purposes of this Lease Agreement, as part of the Project Site. All such additions, alterations and improvements so made by the Company shall become a part of the Project.


              The Company will not permit any mechanics' or other liens to stand against the Project for labor or materials furnished it in connection with any additions, alterations, improvements, repairs or renewals so made by it. The Company may, however, at its own expense and in good faith, contest any such mechanics' liens or other liens and in the event of any such contest may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the lien of the Indenture or the Mortgage to any part of the Project shall be endangered or any part of the Project shall be subject to loss or forfeiture, in either of which events such mechanics' or other liens (unless bonded or superseded in a manner satisfactory to the Trustee) shall be promptly satisfied.


              SECTION 6.2 REMOVAL OF EQUIPMENT. The Board and the Company recognize that after the Equipment is installed in the Plant or on the Project Site, portions thereof may become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary in the operation of the Plant, but the Company shall not (any provision hereof to the contrary notwithstanding) be under any obligation to renew, repair or replace any such inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary Equipment. However, in any instance where the Company in its sole discretion determines that any item of Equipment has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary in the operation of the Plant,


              (a) the Company may, with the consent of the Credit Obligor, remove such item of Equipment from the Plant or the Project Site and (on behalf of the Board) sell, trade in, exchange or otherwise dispose of it without any responsibility or accountability to the Board or the Trustee therefor, provided that (i) the Company substitutes and installs in the Plant or on the Project Site (either by direct payment of the costs thereof or by advancing to the Board the funds necessary therefor, as hereinafter provided) other machinery or equipment having equal or greater utility (but not necessarily the same value or function) in the operation of the Plant, which such substituted machinery or equipment shall be free of all liens and encumbrances (other than Permitted Encumbrances), shall be the sole property of the Board, shall be and become a part of the Equipment subject to the demise hereof and to the lien of the Indenture and shall be held by the Company on the same terms and conditions as the items originally comprising the Equipment, and
       (ii) such removal and substitution do not impair the operating unity of the Plant; or


              (b) the Company may, with the consent of the Credit Obligor, remove such item of Equipment from the Plant or the Project Site and (on behalf of the

       Board) sell, trade in, exchange or otherwise dispose of it, without any responsibility or accountability to the Board or the Trustee therefor and without being required to substitute and install in the Plant or on the Project Site other equipment in substitution therefor, provided that
       (i) in the case of the sale of such equipment to anyone other than itself or any of its Affiliates, or in the case of the scrapping thereof, the Company pays into the Debt Service Fund the proceeds from such sale or the scrap value thereof, respectively, (ii) in the case of the trade-in of such equipment for other property not to be installed in the Plant or on the Project Site, the Company pays into the Debt Service Fund an amount in cash equal to the credit received by it in such trade-in, or (iii) in the case of the sale of such equipment to itself or any of its Affiliates or in the case of any other disposition thereof, the Company pays into the Debt Service Fund an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting practices; provided, however, that (1) there may be credited on any payment that under the provisions of this subsection (b) is due to be made into the Debt Service Fund by the Company an amount not in excess of (A) the original cost of any other equipment then installed in the Plant or on the Project Site that does not then constitute part of the Equipment and is owned by the Company and that is free from all liens and encumbrances (other than the lien of the Indenture and Permitted Encumbrances), less (B) depreciation thereon at rates calculated in accordance with generally accepted accounting practices - all to the extent that such amount so credited has not theretofore been credited on payments theretofore due to be made into the Debt Service Fund pursuant to this subsection (b); and (2) from and after any such credit, such other equipment shall be and become the sole property of the Board and part of the Equipment subject to the demise hereof and to the lien of the Indenture and shall be held by the Company on the same terms and conditions as the items originally comprising the Equipment.


              If, at the time of the removal of any item of Equipment from the Project Site, there is then installed in the Plant or on the Project Site other equipment not then constituting part of the Equipment, and if such other equipment has utility in the operation of the Project equal to or greater than that of the item of Equipment to be removed and is free of all liens and encumbrances (other than Permitted Encumbrances), and if no part of the cost of such other equipment has been credited on a payment theretofore due to be made into the Debt Service Fund pursuant to the provisions of subsection (b) of this section, the preceding provisions of this section shall not be applicable, it being understood and agreed, however, that from and after such removal such other equipment shall be and become the sole property of the Board and part of the Equipment subject to the demise hereof and to the lien of the Indenture and shall be held by the Company on the same terms and conditions as the items originally comprising the Equipment.


              In furtherance of the preceding provisions of this section, the Company will

              (1) pay to the Trustee such amounts as are required by the provisions of the preceding subsection (b) to be paid by the Company into the Debt Service Fund promptly after the sale, trade-in, exchange or other disposition requiring such payment, provided that no such payment need be made until the aggregate of such payments due but not theretofore made is $500,000 or more;


              (2) execute and deliver to the Board and the Trustee such documents as the Trustee may reasonably from time to time require to confirm the title of the Board (subject to Permitted Encumbrances) to, and the lien of the Indenture with respect to, any items of machinery and equipment that under the provisions of this section are to become a part of the Equipment; and


              (3) pay all reasonable costs (including reasonable counsel fees) incurred in subjecting to the demise of this Lease Agreement and the lien of the Indenture any items of machinery or equipment that under the provisions of this section are to become a part of the Equipment.


The Company will not remove, or permit the removal of, any of the Equipment from the Plant or the Project Site except in accordance with the provisions of this Section 6.2.


              The preceding provisions of this Section 6.2 shall apply only so long as any part of the principal of or the interest or premium, if any, on any of the Bonds remains unpaid. After full payment of the principal of and the interest and premium, if any, on the Bonds, neither the Board nor the Company shall be under any obligation to renew, repair or replace any of the Equipment that may become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Project, and after such full payment the Company may, if in its sole discretion any item of the Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the operation of the Plant, remove such item of Equipment from the Plant or the Project Site and (on behalf of the Board) sell, trade in, exchange or otherwise dispose of it, without any responsibility or accountability to the Board therefor and without being required to substitute and install in the Plant or on the Project Site other equipment in substitution therefor, and may retain any money or other consideration received by it upon any disposition of any such item of Equipment.


              Nothing contained herein shall prohibit the Company, at any time during which it is not in default hereunder, from removing from the Plant or the Project Site any machinery or equipment that is owned by it or leased by it from third parties and that does not constitute part of the Equipment, provided
(1) that such machinery or equipment may be removed without adversely affecting the structural integrity of any building or other structure forming a part of the Plant or causing any material damage to any such building or structure or to the Project Site, or (2) that if such removal results in adversely affecting the structural integrity of any such building or structure or in causing material damage to any such building or structure or to the Project Site, the Company promptly thereafter takes such action as is necessary to restore the structural integrity of such building or structure or to repair such damage, as the case may be.


              Except as otherwise provided in the preceding provisions of this
Section 6.2, nothing in this Lease Agreement or in the Indenture shall be construed to grant to the Board or the Trustee any interest in any machinery or equipment owned by the Company or leased by it from third parties or to impair the right of the Company to locate such machinery or equipment in the Plant or on the Project Site or to remove the same therefrom.


              SECTION 6.3 TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Company will pay, as the same respectively become due, (i) all taxes and governmental charges of any kind whatsoever that may lawfully be assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to any part of the receipts, income or profits of the Board from the Project and any other taxes levied upon or with respect to the Project which, if not paid, would become a lien on the Project prior to or on a parity with the lien of the Indenture or the Mortgage or a charge on the revenues and receipts therefrom prior to or on a parity with the charge thereon and pledge and assignment thereof to be created and made in the Indenture),
(ii) all utility and other similar charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term.


              The Company may, at its own expense and in its own name and behalf or in the name and behalf of the Board, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by such action the title of the Board to any part of the Project shall be materially endangered or the Project or any part thereof shall become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid prior to their becoming delinquent. The Board will cooperate fully with the Company in any such contest.


              SECTION 6.4 INSURANCE REQUIRED. The Company will take out and continuously maintain in effect insurance with respect to the Project against such risks as are customarily insured against by businesses of like size and type, paying as the same become due all premiums with respect thereto, including, but not necessarily limited to,

              (a) Insurance against loss or damage to the Plant and the Equipment by fire and lightning, with uniform standard extended coverage endorsement limited only as may be provided in the standard form of extended coverage endorsement at the time in use in Alabama, to the extent of the full replacement value thereof; and


              (b) Insurance against liability for bodily injury to or death of persons and for damage to or loss of property occurring on or about the Project Site or in any way related to the operation of the Plant, in the minimum amounts of $1,000,000 for death of or bodily injury to any one person, $3,000,000 for total death and bodily injury claims resulting from any one accident, and $500,000 for property damage.


              All policies evidencing the insurance required by the terms of the preceding paragraph shall be taken out and maintained in generally recognized responsible insurance companies, qualified under the laws of the State of Alabama to assume the respective risks undertaken, shall contain an agreement on the part of the insurer issuing such policy that the same shall not be cancelled, terminated or permitted to lapse by such insurer unless ten
(10) days' prior written notice of such cancellation, termination or lapse in coverage shall have been given to the Trustee and may be written with deductible amounts comparable to those on similar policies carried by persons engaged in businesses of the size and type of the Company. All such insurance policies, other than those evidencing the insurance required by clause (b) of the preceding paragraph and such other policies or portions thereof as may evidence insurance against liability for injury to persons or property of others, shall name as insureds the Board, the Trustee and the Company (as their respective interests shall appear) and shall contain standard mortgage clauses providing for all losses thereunder in excess of $500,000 to be paid to the Trustee and all such losses not in excess of said sum to be paid to the Company; provided that all losses (including those in excess of $500,000) may be adjusted by the Company. All policies evidencing the insurance required to be carried by this Section 6.4 shall be deposited with the Trustee; provided, however, that in lieu thereof the Company may deposit with the Trustee a certificate or certificates of the respective insurers attesting the fact that such insurance is in force and effect. Prior to the expiration of any such policy, the Company will furnish to the Trustee evidence reasonably satisfactory to the Trustee that such policy has been renewed or replaced by another policy or that there is no necessity therefor under this Lease Agreement. Anything herein to the contrary notwithstanding, any insurance required by the provisions hereof may be evidenced by a blanket policy covering risks in addition to those hereby required to be covered, but only if appropriate allocation certificates and loss payable endorsements are furnished to the Board and the Trustee.


              SECTION 6.5 ADVANCES BY BOARD OR TRUSTEE. In the event the Company fails to take out or maintain the full insurance coverage required by this Lease Agreement or fails to keep the Project in as reasonably safe condition as its operating conditions permit and the Plant, the Equipment and the other improvements located on the Project Site in reasonable repair and operating condition, the Board or the Trustee, after first notifying the Company of any such failure on its part and after the subsequent failure by the Company to take out or maintain such insurance or to take action reasonably calculated to keep the Project in as reasonably safe condition as the Company's operations permit and the Plant, the Equipment and the other improvements located on the Project Site in reasonable repair and operating condition, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same or make such repairs, renewals and replacements as may be necessary to maintain the Project in as reasonably safe condition as the Company's operations permit and the Plant, the Equipment and the other improvements located on the Project Site in reasonable repair and operating condition, respectively; and all amounts so advanced therefor by the Board or the Trustee shall become an additional obligation of the Company to the Board or to the Trustee, as the case may be, which amounts, together with interest thereon at the Base Rate (as defined in the Indenture) from the date thereof, the Company will pay. Any remedy herein vested in the Board or the Trustee for the collection of rental payments shall also be available to the Board and the Trustee for the collection of all such amounts so advanced.


                                  ARTICLE VII

                         PROVISIONS RESPECTING DAMAGE,
                          DESTRUCTION AND CONDEMNATION


              SECTION 7.1 DAMAGE AND DESTRUCTION PROVISIONS. If the Project is destroyed, in whole or in part, or is damaged, by fire or other casualty, to such extent that the loss to the Project resulting therefrom is not greater than $500,000, the Company, subject to the provisions of Section 7.6 hereof,
(a) will promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as prior to the event causing such damage or destruction, with such changes, alterations and modifications as will not impair the operating unity of the Plant or the character of the Project as a "project" under the Authorizing Act, (b) will apply for such purpose so much as may be necessary therefor of any insurance proceeds referable thereto, as well as any other moneys required therefor, and (c) may, in the event the total costs of such repair, rebuilding and restoration are less than the amount of insurance proceeds referable thereto, retain the amount by which such proceeds exceed said total costs.


              If the Project is destroyed, in whole or in part, or is damaged, by fire or other casualty, to such extent that the loss to the Project resulting therefrom is in excess of $500,000, the Company will promptly so notify the Trustee in writing, and the Net Insurance Proceeds shall be paid to and held by the Trustee (or, if the Bonds have been fully paid, the Company), whereupon, subject to the provisions of Section 7.6 hereof,


              (i) the Company will proceed, as promptly as practicable under the circumstances and under such terms, conditions and contracts as shall be approved by the Company, to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as prior to the event causing such damage or destruction, with such changes, alterations and modifications as shall be specified by the Company and as will not impair the operating unity of the Plant or the character of the Project as a "project" under the Authorizing Act, and


              (ii) the Trustee (or, if the Bonds have been fully paid, the Company) will apply the Net Insurance Proceeds to payment of the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses, as may be provided in the contracts pertaining thereto.


Any balance of the Net Insurance Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Company. In the event said proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Company (1) will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of the Net Insurance Proceeds available therefor. The Company shall not, by reason of the payment of such excess costs be entitled to any reimbursement from the Board or to any abatement or diminution of the rental provided for herein.


              SECTION 7.2 CONDEMNATION PROVISIONS. If the Project or any part thereof is taken under the exercise of the power of eminent domain by any governmental authority or person, firm or corporation acting under governmental authority, the entire condemnation award (if any) referable to the Project, including any that may be recoverable by the Company, shall be paid to the Trustee (or, if the Bonds have been fully paid, to the Board) and applied as hereinafter provided:


              (a) If no part of the Plant is taken or damaged and if in the Company's opinion the efficient utilization of the Project is not impaired by such taking, the Net Condemnation Award referable thereto shall be paid to the Company.


              (b) If any part of the Plant is taken or damaged or if in the Company's opinion the efficient utilization of the Project is impaired by such taking, the Company will, subject to the provisions of Section
       7.6 hereof, proceed, as promptly as practicable under the circumstances and upon such terms as shall be approved in writing by the Company, to repair, replace, rebuild or restore the Plant or to rearrange the Plant facilities so as to make the Project suitable for the Company's uses, and the Trustee (or, if the Bonds have been fully paid, the Company) will apply the Net Condemnation Award referable to such taking to payment of the costs of such replacement, repair, rebuilding, restoration or rearrangement. If the Net Condemnation Award is in excess of the costs of such replacement, repair, rebuilding, restoration or rearrangement, the excess shall be paid to the Company. If the Net Condemnation Award is not sufficient to pay all the costs of such repair, rebuilding, restoration or rearrangement, the Company will pay the deficiency, provided that it shall not by reason of the payment of any such deficiency be entitled to any reimbursement from the Board or to any abatement or diminution of the rental provided for herein.


              The Board will cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will follow all reasonable directions given to it by the Company in connection with such proceeding. The Company shall have full and complete control of such proceedings, including (without limitations) the right to select Counsel for the Board. In no event will the Board settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the prior written consent of the Company.


              SECTION 7.3 CONDEMNATION OF RIGHT TO USE OF PROJECT FOR LIMITED PERIOD. If the use, for a limited period, of all or part of the Project is taken by any such eminent domain proceeding, this Lease Agreement (including, without limitation, the provisions hereof relating to the payment of Basic
Rent) shall continue in full force and effect, but with the consequences specified in the remaining provisions of this Section 7.3. If the period of such taking expires on or before the expiration of the Lease Term, the Company shall be entitled to receive the entire condemnation award made therefor, whether by way of damages, rent or otherwise, and shall upon being restored to possession restore the Project as nearly as practicable to the condition existing immediately prior to such taking, with such changes, alterations and modifications as will not impair the operating unity of the Project or its character as a "project" under the Authorizing Act. If such taking occurs during the Lease Term but the period of such taking expires after the expiration of the Lease Term, the Company shall be entitled to receive the entire award.


              SECTION 7.4 CONDEMNATION OF COMPANY-OWNED PROPERTY. The Company shall be entitled to any condemnation award or portion thereof made for damages to or takings of its own property, as well as all other sums awarded as compensation for the interest of the Company in the part of the Project taken and as damages to the interest of the Company in any part thereof not taken, but there shall be deducted therefrom, or paid directly by the Company, all attorneys' fees and other expenses incurred in connection with the receipt of such award or sum or portion thereof.


              SECTION 7.5 PROVISIONS RELATING TO THE INCURRING OF CERTAIN EXPENSES AFTER BONDS PAID. The Board will not, at any time after full payment of the Bonds, incur any expenses in connection with the collection of any insurance proceeds or condemnation award with respect to the Project, or any part thereof, without the prior written consent of the Company.

              SECTION 7.6 OPTIONAL APPLICATION OF NET INSURANCE PROCEEDS OR NET CONDEMNATION AWARD. The provisions of Sections 7.1 and 7.2 hereof to the contrary notwithstanding, the Company may, within sixty (60) days following the event giving rise to the receipt of any Net Insurance Proceeds or Net Condemnation Award, as the case may be, (a) elect by written notice to the Board and the Trustee, to have such proceeds or award, as the case may be, applied to the redemption of Bonds, in which event the entire Net Insurance Proceeds or Net Condemnation Award, as the case may be, shall be deposited in the Debt Service Fund and applied to such redemption on the earliest practicable redemption date thereafter, or (b) if none of the Bonds is Outstanding, elect, by written notice to the Board, to have such proceeds or award, as the case may be, returned to the Company. If either of such options is elected by the Company, there shall be no obligation on the part of the Company to cause the Project to be repaired, rebuilt or reconstituted.


                                  ARTICLE VIII

                      PARTICULAR COVENANTS OF THE COMPANY


              SECTION 8.1 GENERAL COVENANTS. The Company will not do or permit anything to be done on or about the Project that will affect, impair or contravene any policies of insurance that may be carried on the Project or any part thereof against loss or damage by fire, casualty or otherwise. The Company will, in the use of the Project Site, the Plant, the Equipment and the public ways abutting the Project Site, comply with all applicable lawful requirements of all governmental bodies; provided, however, that the Company may contest to the extent it deems advisable the necessity of its compliance with any such requirements unless by such action the lien of the Indenture on any part of the Project shall be subject to loss or forfeiture.


              SECTION 8.2 RELEASE AND INDEMNIFICATION COVENANTS. The Company releases the Board, each director, officer, employee and agent thereof, the Trustee and the holders of the Bonds from, and will indemnify and hold the Board, each director, officer, employee and agent thereof, the Trustee and the holders of the Bonds harmless against, any and all claims, liabilities or losses of any character or nature whatsoever asserted by or on behalf of any persons, firm, corporation or governmental authority arising out of, resulting from, or in any way connected with, the Project, including, without limiting the generality of the foregoing:


              (a) any destruction of or damage to property or any injury to or death of any person or persons caused by or related to the Project;

              (b) any actions taken by the Board at the request or suggestion of the Company or any person acting for the Company (including its officers, employees and counsel, as well as bond counsel involved at the request of the Company in the issuance of the Bonds) in connection with the offering or sale of the Bonds; and

              (c) any amounts assessed by governmental authorities or damages incurred by private parties on account of the failure of the Company to comply with environmental, employment or products liability laws or standards.


provided, however, that the Company shall not be obligated to indemnify the Board, any director, officer, employee or agent thereof, the Trustee or the holders of the Bonds against any claim, liability or loss resulting from willful misconduct or gross negligence on the part of the Board, such director, officer, employee or agent, the Trustee or the holders of the Bonds; and provided, further, that no agent of the Board designated by the Company shall have any rights as an indemnifiable party pursuant to the provisions of this section. If any indemnifiable party (whether the Board, any of its directors, officers, employees or agents, the Trustee or the holders of the Bonds) shall be obligated to pay any claim, liability or loss, and if in accordance with all applicable provisions of this section the Company shall have a primary obligation to pay such claim, liability or loss on behalf of such indemnifiable party and may not defer discharge of its indemnity obligation hereunder until such indemnifiable party shall have first paid such claim, liability or loss and thereby incurred actual loss. The Company will also pay or reimburse all legal or other expenses reasonably incurred by any indemnifiable party in connection with the investigation or defense or any action or proceeding, whether or not resulting in liability, with respect to any claim, liability or loss in respect of which indemnity may be sought against the Company under the provisions of this section.


              In the event that any action or proceeding is brought against any indemnifiable party (whether the Board, any of its directors, officers, employees or agents, the Trustee or the holders of the Bonds) in respect of which indemnity may be sought against the Company under the provisions of this section, such indemnifiable party shall, as a condition of the Company's liability under the provisions of this section give written notice to the Company of such action or proceeding within a reasonable time following the commencement thereof and shall thereafter forward to the Company a copy of every summons, complaint, pleading, motion or other process received with respect to such action or proceeding. The Company may (and if so requested by such indemnifiable party, shall) at any time assume the defense of such indemnifiable party in connection with any such action or proceeding, and in such case the Company shall pay all expenses of such defense and shall have full and complete control of the conduct on the part of such party of any such action or proceeding, subject, however, to the other provisions of this section. In any action or proceeding where the Company assumes the defense of any indemnifiable party, the Company shall have the right to select counsel for such party; provided that such party may in its discretion employ its own counsel if it deems such action to be necessary, in which case the Company shall pay the fees and expenses of such other counsel in addition to the fees and expenses of such counsel selected by the Company.


              The Company shall not be obligated to indemnify and hold harmless any indemnifiable party for any claim, liability or loss if such indemnifiable party has agreed to a settlement of such claim, liability or loss without the Company's consent, irrespective of whether the Company had, prior to such settlement, exercised its right to assume the defense of such indemnifiable party in connection with any such action or proceeding; provided, however, that in the event an indemnifiable party desires to settle a claim in response to a bona fide offer of settlement, if the Company is unwilling to settle the claim in accordance with the terms of such offer, then, in that event, the Company may withhold its consent to the settlement only if it establishes an escrow fund with an escrow agent acceptable to such indemnifiable party in a principal amount equal to the difference between the claimed amount for which the indemnifiable party is potentially liable and the amount of the settlement offer. Such escrow may consist of cash, direct obligations of the United States Government or obligations which are unconditionally guaranteed by the United States Government, bank certificates of deposit, bank letters of credit or any other security acceptable to such indemnifiable party. Any interest earned on the funds held in such escrow shall accrue to the benefit of the Company and shall be paid over to the Company as earned. Subject to the preceding provisions of this paragraph, the Company shall have the right to settle or compromise any claim, liability or loss for which it shall be liable under the provisions of this section upon such terms and conditions as it shall determine in the exercise of its sole discretion.


              SECTION 8.3 INSPECTION OF PROJECT. The Company will permit the Board, the Trustee and their duly authorized agents at all reasonable times to enter upon, examine and inspect the Project.


              SECTION 8.4 AGREEMENT TO MAINTAIN CORPORATE EXISTENCE. The Company will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets (either in a single transaction or in a series of related transactions) and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided that the Company may, without violating the agreements contained in this section, do or perform any of the following:


              (a) It may consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it if the corporation surviving such merger or resulting from such consolidation, if it shall be one other than the Company, expressly assumes in writing all the obligations of the Company contained in this Lease Agreement; and


              (b) It may transfer to another corporation all or substantially all its assets as an entirety, and (if it so elects) thereafter dissolve, if the corporation to which such transfer shall be made expressly assumes in writing all the obligations of the Company contained in this Lease Agreement.


The Company will, promptly following any merger, consolidation or transfer permitted under the provisions of this Section 8.4, furnish to the Board and the Trustee fully executed or appropriately certified copies of the writing by which the Company's successor or transferee corporation expressly assumes the obligations of the Company contained in this Lease Agreement.


              If, after a transfer by the Company of all or substantially all its assets to another United States Corporation under the circumstances described in the preceding clause (b) of this section, the Company does not thereafter dissolve, it shall not have any further rights or obligations hereunder.


              SECTION 8.5 QUALIFICATION IN ALABAMA. The Company warrants and represents that it is now duly qualified to do business as a foreign corporation in Alabama and will continuously remain so qualified during the term of the Lease Agreement. If, in accordance with the permissive provisions of Section 8.4 hereof, the Company should merge into a corporation not organized and existing under the laws of Alabama, should consolidate with one or more corporations not organized and existing under the laws of Alabama or should transfer all or substantially all its assets to a corporation not organized under the laws of Alabama, it will cause the corporation into which it merged, the corporation resulting from such consolidation or the corporation to which all or substantially all its assets were transferred, as the case may be, to qualify to do business in Alabama as a foreign corporation and to remain so qualified at all times during the remainder of the Lease Term.


              SECTION 8.6 FURTHER ASSURANCES. The Company will, at its own cost and expense, take all actions that may at the time and from time to time be necessary to perfect, preserve, protect and secure the interests of the Board and the Trustee, or either, in and to the Project, including, without limitation, the filing of all financing and continuation statements that may at the time be required under the Alabama Uniform Commercial Code to maintain the perfection and priority of the security interests created under this Lease Agreement and the Indenture. The Company further agrees, without in any limiting the generality of foregoing, to take any and all such actions that in the judgment of the Board or the Trustee are necessary for the perfection, preservation, protection and securing of such interests.


              SECTION 8.7 CONCERNING THE TAX-EXEMPT NATURE OF THE INTEREST INCOME ON THE BONDS. (a) The Company will file, or will cause to be filed, with the Internal Revenue Service all statements and reports, if any, required by the Code or rules or regulations issued thereunder, to be so filed as a condition to continue qualification of the Bonds as a small issue the interest income on which is not includable in gross income of the recipients thereof for Federal income tax purposes.


              (b) The Company shall at all times do and perform all acts and things permitted by law and necessary or desirable in order to assure that interest paid on the Bonds shall, for purposes of Federal income taxation, be excludable from the gross income of the holders of the Bonds, except in the event, and for the period, that any such holder is a

"substantial user" of the Project or a "related person" (within the meaning of Section 147(a) of the Code), and any and all actions of any owner or principal user of the Project or any related person (within the meaning of Section 144(a)(3) of the Code) to any such owner or principal user shall be deemed to be actions of the Company. In addition, any and all actions to be undertaken by the Company or by any other person as to which the Board or the Trustee must, pursuant to the terms hereto, consent or approve in advance shall be deemed to be the actions of the Company or such other person (and not the actions of the Board or the Trustee).


              (c) The Company shall deliver written notice to the Trustee of the occurrence of a Determination of Taxability immediately upon having knowledge thereof.


              (d) The Company shall not permit at any time or times any of the proceeds of the Bonds or any other funds to be used, directly or indirectly, to acquire any asset or obligation the acquisition of which would cause the Bonds to be "arbitrage bonds" for the purposes of Section 148 of the Code and shall remit to the United States in a timely manner all amounts due as rebate and otherwise take any action or omit to take any action that would cause the Bonds to be "arbitrage bonds" because of Section 148 of the Code.
The Company shall utilize the proceeds from the sale of the Bonds so as to satisfy the reasonable expectations of the Company and the Board set forth in the Federal Tax Certificate of the Company delivered as of the Issue Date.


              (e) The Company shall not permit the Project to be used or occupied in any manner for compensation by the United States or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States (in any case within the meaning of Section 149(b) of the Code) or pledge additional security for the repayment of the Bonds except for tangible property or securities the payment of which is not provided or guaranteed, in whole or in part, by the Federal Government or any agency or instrumentality thereof, unless the Company shall deliver to the Trustee an opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that such use will not impair the exclusion of the interest income on the Bonds from Federal income taxation.


                                   ARTICLE IX

                          CERTAIN PROVISIONS RELATING
                   TO ASSIGNMENT, SUBLEASING AND TO THE BONDS


              SECTION 9.1 PROVISIONS RELATING TO ASSIGNMENT AND SUBLEASING BY COMPANY. The Company may assign this Lease Agreement and the leasehold interest created hereby, and may sublet the Project or any part thereof, without the necessity of obtaining the consent of either the Board or the Trustee; provided however, that no assignee or sublessee or anyone claiming by, through or under any such assignment or sublease shall by virtue thereof acquire any greater rights in the Project or in any part thereof than the Company then has under this Lease Agreement, nor shall any such assignment or subleasing or any dealings or transactions between the Board or the Trustee or any sublessee or assignee in any way relieve the Company from primary liability for any of its obligations hereunder. Thus, in the event of any such assignment or subleasing, the Company shall remain primarily liable for payment of the rentals herein provided to be paid by it and for performance and observance of the other agreements and covenants on its part herein provided to be performed and observed by it.


              SECTION 9.2 ASSIGNMENT OF LEASE BY BOARD; REQUIRED CONSENTS TO AMENDMENTS. It is understood and agreed that in the Indenture the Board will assign its interest in and pledge any moneys receivable under this Lease Agreement to the Trustee as security for payment of the principal of and the interest and premium, if any, on the Bonds. It is further understood and agreed that the Board will in the Indenture obligate itself to follow the instructions of the Trustee or the holders of the Bonds or a certain percentage thereof in the election or pursuit of any remedies herein vested in it. Upon the assignment and pledge to the Trustee of the Board's interest in this Lease Agreement, the Trustee shall have all rights and remedies herein accorded the Board and any reference herein to the Board shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and the holders of the Bonds shall be deemed to be third party beneficiaries of the covenants and agreements on the part of the Company herein contained. Subsequent to the issuance of the Bonds and prior to their payment in full, the Board and the Company shall have no power to modify, alter, amend or (except as specifically authorized herein) terminate this Lease Agreement without the prior written consent of the Trustee and then only as provided in the Indenture. The Board will not, so long as the Company is not in default hereunder, amend the Indenture or any indenture supplemental thereto, and will not exercise any right voluntarily to redeem the Bonds, without the prior written consent of the Company.


              Without the prior written consent of the Company and the Credit Obligor, the Board will not, at any time while the Company is not in default hereunder, hereafter issue any bonds or other securities other than the Bonds, that are payable out of or secured by a pledge of the revenues and receipts derived by the Board from the leasing or sale of the Project, nor, without such consent, will the Board, at any time while the Company is not in default hereunder, hereafter place any mortgage or other encumbrance (other than the Indenture and supplemental indentures contemplated thereby) on the Project or any part thereof.


              SECTION 9.3 REFERENCES TO BONDS INEFFECTIVE AFTER BONDS PAID. Upon full payment of the Bonds, all references in this Lease Agreement to the Bonds and the Trustee shall be ineffective and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder. For purposes of this Lease Agreement, any of the Bonds shall be deemed fully paid if there exists, with respect thereto, the applicable conditions specified in
Article XIII of the Indenture.

              In the event the Bonds are fully paid prior to the final maturity thereof, the Company shall be entitled to use and occupancy of the Project from the date of such payment until 11:59 o'clock, p.m., on April 1, 2007, without the payment of any further Basic Rent but otherwise on all the same terms and conditions hereof. If after full payment of the Bonds, any moneys then remain in any of the special funds created in the Indenture, the Board (a) will cause the Trustee to pay all such moneys to the Company, and (b) hereby assigns all such moneys to the Company.


                                   ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES


              SECTION 10.1 EVENTS OF DEFAULT DEFINED. The following shall be "events of default" under this Lease Agreement, and the terms "event of default" or "default" shall mean, whenever they are used in this Lease Agreement, any one or more of the following events:


              (a) Failure by the Company to pay, when due and payable, the Basic Rent hereinabove provided;


              (b) Failure by the Company to perform or observe any of its other agreements or covenants contained in this Lease Agreement, which failure shall have continued for a period of sixty (60) days after written notice specifying, in reasonable detail, the nature of such failure and requiring the Company to perform or observe the agreement or covenant with respect to which it is delinquent shall have been given to the Company by the Board or the Trustee, unless (i) the Board and the Trustee shall agree in writing to an extension of such period prior to its expiration, or (ii) during such sixty (60) day period or any extension thereof, the Company has commenced and is diligently pursuing appropriate corrective action, or (iii) the Company is by reason of force majeure at the time prevented from performing or observing the agreement or covenant with respect to which it is delinquent;


              (c) The dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or its failure to lift, within ninety (90) days, any execution, garnishment or attachment of a size as seriously to impair its ability to carry on its operations, the commission by it of any act of bankruptcy or its adjudication as a bankrupt, an assignment by it for the benefit of creditors, the entry by it into an agreement of composition with its creditors or the approval by a court of competent jurisdiction as having been filed in good faith of a petition applicable to it in any proceeding for its reorganization instituted under the provisions of the general bankruptcy act, as amended, or under any similar act that may hereafter be enacted; provided that the term "dissolution or liquidation of the Company," as used in this subsection (c) shall not be construed to include the termination of the existence of the Company resulting from a merger into or a consolidation with another corporation or the dissolution of the Company following a transfer of all or substantially all its assets to another corporation, under the conditions contained in Section 8.4 hereof and permitting such actions;


              (d) Any warranty, representation or other statement by or on behalf of the Company contained in the Lease or the Guaranty or in any instrument or certificate furnished in compliance with or reference to the Lease shall have been false or misleading in any material respect when made;


              (e) Receipt by the Trustee of notice from the Credit Obligor that an event of default has occurred under the Credit Agreement; or


              (f)    An event of default under the Indenture.


The term "force majeure" as used in subsection (b) of this section means acts of God or the public enemy, strikes, labor disputes, lockouts, work slowdowns or stoppages or other industrial disturbances, insurrections, riots or other civil disturbances, orders of the United States of America, the State of Alabama or any department, agency or political subdivision of either thereof, or of other civil or military authority, or partial or entire failure of public utilities.


              SECTION 10.2 REMEDIES ON DEFAULT. Whenever any such event of default shall have happened and be continuing, the Board and the Trustee (or the Trustee on behalf of the Board) may take any one or more of the following remedial steps:


              (a) They or it may re-enter and take possession of the Project, exclude the Company from possession thereof and lease the same for the account of the Company, holding the Company liable for the rent and other payments due hereunder up to the effective date of such leasing and for the excess, if any, of the rent and other amounts payable hereunder over the rents and other amounts which are payable by the lessee under such new lease;


              (b) They or it may terminate this Lease Agreement, exclude the Company from possession of the Project and hold the Company liable for the balance due hereunder, in which event the rights of the Company in the Project and the use and possession thereof shall terminate;

              (c) They or it may declare immediately due and payable all installments of rent thereafter coming due hereunder, provided, however, that the total amount of such rent that may be so declared immediately due and payable pursuant to subparagraphs (a) and (b) of Section 5.2 hereof shall be an amount which, when added to the total of the amounts then on deposit in the Debt Service Fund and the Construction Fund, will be sufficient to pay, redeem and retire all the outstanding Bonds on the earliest practicable date thereafter on which, under their terms, they may be redeemed, including, without limitation, principal, premium, interest to mature until and on such date, expenses of redemption and Trustee's fees and charges;


              (d) They or it may have access to, and inspect, examine and make copies of, the books, records and accounts of the Company, but if and only if any of the Bonds are then outstanding; and


              (e) They or it may take whatever other action at law or in equity may appear necessary or desirable to collect the rent then due, or to enforce any obligation, covenant or agreement of the Company under this Lease Agreement.


              SECTION 10.3 NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Board or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Board or the Trustee to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as is herein expressly required.


              SECTION 10.4 AGREEMENT TO PAY ATTORNEYS' FEES. In the event that, as a result of a default or a threatened default by the Company hereunder, the Board or the Trustee should employ attorneys at law or incur other expenses in or about the collection of rent or the enforcement of any other obligation, covenant, agreement, term or condition of this Lease Agreement, the Company will, if the Board or the Trustee are successful in such efforts or if a final judgment for either is rendered by a court of competent jurisdiction, pay to the Board or to the Trustee, as the case may be, reasonable attorneys' fees and other expenses so incurred by the Board or the Trustee.

              SECTION 10.5 NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Further, neither the receipt nor the acceptance of rental hereunder by the Board, or by the Trustee on its behalf, shall be deemed to be a waiver of any breach of any covenant or condition herein contained even though at the time of such receipt or acceptance there has been a breach of one or more covenants or conditions on the part of the Company herein contained and the Board or the Trustee (or both) have knowledge thereof.


                                   ARTICLE XI

                                    OPTIONS


              SECTION 11.1 OPTION TO PURCHASE AFTER PAYMENT OF BONDS. If the Company pays the rental herein reserved to the Board or if provision is made for payment of the Bonds in accordance with the provisions of Article XIII of the Indenture, it shall have the right and option, herein granted by the Board, to purchase the Project from the Board at any time during the Lease Term after or simultaneously with payment (or provision for payment in accordance with said section) in full of the principal of and the interest and premium (if any) on the Bonds and all reasonable fees, charges and disbursements of the Trustee, accrued and to accrue until the date of such full payment, at and for a purchase price of $100 plus the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Board in connection with the Company's exercise of such option. To exercise any such purchase option, the Company shall notify the Board in writing not less than thirty (30) days prior to the date on which it proposes to effect such purchase and, on the date of such purchase, shall pay the aforesaid purchase price to the Board in cash or bankable funds, whereupon the Board will, by bills of sale and statutory warranty deed or other appropriate instruments, transfer and convey the Project (in its then condition, whatever that may be) to the Company, subject only to such liens, encumbrances and exceptions to which title thereto was subject when this Lease Agreement was delivered, those to the creation or suffering of which the Company consented (except for this Lease Agreement and the Indenture) and those resulting from the failure of the Company to perform or observe any of the agreements or covenants on its part herein contained. Nothing herein contained shall be construed to give the Company any right to any rebate to or refund of any rental paid by it hereunder prior to the exercise by it of the purchase option hereinabove granted, even though such rental may have been wholly or partially prepaid.


              SECTION 11.2 OPTION TO TERMINATE. The Company shall have the right to terminate this Lease Agreement at any time after payment in full of the principal of and interest and premium (if any) on the Bonds upon giving to the Board notice in writing not less than five (5) days prior to the day of termination.

              SECTION 11.3 OPTION TO PURCHASE PORTIONS OF PROJECT SITE. The Company shall have, and is hereby granted, subject to the conditions hereinafter specified, the option to purchase from the Board any part of the Project Site at any time and from time to time while it is not in default hereunder, provided that the Company furnishes to the Board and the Trustee

              (a) A notice in writing containing (i) an adequate legal description of that portion of the Project Site with respect to which such option is to be exercised, (ii) a statement that the Company intends to exercise its option to purchase such portion of the Project Site on a date stated, which shall not be less than thirty (30) nor more than ninety (90) days from the date of such notice, and (iii) a statement that the use to which the Company proposes to devote such portion of the Project Site will promote the continued industrial development of the State of Alabama; and


              (b)    A certificate signed by an Independent Engineer stating
       (i) that no part of the Plant or the Equipment, no other improvement (except for roads, walkways, sewer, water, oil, coal oil, gas, electric and communication lines, pipe lines and other energy source conveyors and the like, which shall be specified in such certificate) and no facility designed for the control of air or water pollution or for the disposal of solid wastes and necessary in the operation of the Plant are located on the portion of the Project Site with respect to which such option is exercised, and (ii) that the severance of such portion of the Project Site from the Project will not impair the operating unity of the Plant or unduly restrict ingress or egress to or from the Plant.


Upon the receipt by the Board and the Trustee of a notice and certificate complying with the provisions of the preceding clauses (a) and (b), respectively, the Board will, without the payment to it of any additional monetary consideration, execute and deliver to the Company a statutory warranty deed conveying to the Company that portion of the Project Site with respect to which such option was exercised, subject only to such liens, encumbrances and exceptions to which title thereto was subject when this Lease Agreement was delivered, those to the creation or suffering of which the Company consented (except for this Lease Agreement and the Indenture) and those resulting from the failure of the Company to perform or observe any of the agreements or covenants on its part herein contained.


              From and after the consummation of any purchase effected by the Company pursuant to the provisions of this section, any reference herein to the Project Site shall be deemed to refer to the real property that immediately prior thereto constituted the Project Site, less and except that part so purchased by the Company under the provisions of this section. No purchase effected by the Company under the provisions of this section shall entitle the Company to any abatement or diminution of the rental payable hereunder.

                                  ARTICLE XII

                                 MISCELLANEOUS


              SECTION 12.1 COVENANT OF QUIET ENJOYMENT. SURRENDER OF PROJECT. So long as the Company performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term of this Lease Agreement subject to all the terms and provisions hereof. At the end of the Lease Term, as the case may be, of this Lease Agreement, or upon any prior termination of this Lease Agreement, the Company will (unless it has simultaneously purchased the Project from the Board) surrender possession of the Project peaceably and promptly to the Board in as good condition as at the commencement of the Lease Term, excepting only (a) loss by fire or other casualty, (b) alterations, changes or improvements made in accordance with the provisions of this Lease Agreement,
(c) acts of governmental or condemning authorities, and (d) ordinary wear and tear.


              SECTION 12.2 RETENTION OF TITLE TO PROJECT BY BOARD. GRANT OF UTILITY EASEMENTS. CONNECTING UTILITIES. Without the prior written consent of the Company, the Board will not itself, at any time during which the Company is not in default hereunder, (a) except as provided in Section 8.5 of the Indenture, sell, convey or otherwise dispose of all or any part of the Project (except to the Company as hereinabove provided), (b) except as provided in
Section 9.2 hereof, mortgage or otherwise encumber the Project or any part thereof, or (c) except as provided in Section 8.5 of the Indenture, dissolve or do anything that will result in the termination of its corporate existence.
The Board will, however, grant such utility, access and other similar easements over, across or under the Project Site as shall be requested by the Company and as in the judgment of the Company are necessary or convenient for the efficient operation of the Project. The Company may, at its own expense and without any consent of the Board or the Trustee, connect or "tie in" utility or other similar facilities serving the Project to utility or other similar facilities serving real property adjacent to or near the Project, but only if such connection or "tie in" of utility or similar facilities will not unreasonably interfere with the use of the Project.


              SECTION 12.3 INTEREST RATE LIMITATION. Any interest rate specified herein for any purpose shall be deemed to be limited to the lesser of
(a) the rate so specified, or (b) the highest non-usurious rate at the time permitted by the laws of Alabama.


              SECTION 12.4 THIS LEASE A NET LEASE. The Company recognizes and understands that it is the intention hereof that this lease be a net lease and that until the Bonds are fully paid all taxes, insurance and maintenance shall be the sole responsibility of the Company to the end that all Basic Rent be available for payment of principal and interest and premium (if any) on the Bonds. This Lease Agreement shall be construed to effectuate such intent.

              SECTION 12.5 NOTICES. All notices, demands, requests and other communications hereunder shall be deemed sufficient and properly given if in writing and delivered in person to the following addresses or mailed by certified or registered mail, postage prepaid with return receipt requested, at such addresses:


              (a)    If to the Board:

                     The Industrial Development Board
                       of the City of Demopolis
                     City Hall
                     Demopolis, Alabama  36732



              (b)    If to the Company:

                     McClain of Alabama, Inc.
                     6200 Elmridge
                     Sterling Heights, Michigan  48313


              (c)    If to the Trustee:

                     LaSalle National Bank - Corporate Trust
                     135 South LaSalle Street
                     Chicago, Illinois  60603


              (d)    If to the Credit Obligor:

                     Standard Federal Bank
                     2600 West Beaver Road
                     Troy, Michigan  48084


Any of the above-mentioned parties may, by like notice, designate any further or different addresses to which subsequent notices shall be sent. The Board and the Company will send a copy of each notice that either thereof gives to the other pursuant to the provisions hereof to the Trustee and to the Credit Obligor, but the failure to give a copy of such notice to the Trustee or the Credit Obligor shall not invalidate such notice or render it ineffective unless in the case of failure to give notice to the Trustee, such notice is otherwise herein expressly required. Any notice hereunder signed on behalf of the notifying party by a duly authorized attorney at law shall be valid and effective to the same extent as if signed on behalf of such party by a duly authorized officer or employee. Any notice given hereunder shall be deemed to have been given upon receipt by the person to whom such notice is required to be given hereunder.


              Whenever, under the provisions hereof, any request, consent or approval of the Board or the Company is required or authorized, such request, consent or approval shall (unless otherwise expressly provided herein) be signed on behalf of the Board by an Authorized Board Representative and on behalf of the Company by an Authorized Company Representative; and each of the parties and the Trustee are authorized to act and rely upon any such requests, consents or approvals so signed.


              SECTION 12.6 CERTAIN PRIOR AND CONTEMPORANEOUS AGREEMENTS CANCELLED. This Lease Agreement shall completely and fully supersede all other prior or contemporaneous agreements, both written and oral, between the Board and the Company relating to the leasing of the Project. Neither the Board nor the Company shall hereafter have any rights under any such prior or contemporaneous agreement but shall look solely to this Lease Agreement for definition and determination of all their respective rights, liabilities and responsibilities respecting the leasing of the Project.


              SECTION 12.7 LIMITED LIABILITY OF BOARD. The Board is entering into this Lease Agreement pursuant to the authority conferred upon it in the Authorizing Act. No provision hereof shall be construed to impose a charge against the general credit of the Board or any personal or pecuniary liability upon the Board except with respect to the proper application of the proceeds to be derived from the sale of the Bonds and the revenues and receipts to be derived from any leasing or sale of the Project or any part thereof.


              SECTION 12.8 BINDING EFFECT. This Lease Agreement shall inure to the benefit of, and shall be binding upon, the Board, the Company, and their respective successors and assigns.


              SECTION 12.9 SEVERABILITY. In the event any provision or any part of a provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision or part of a provision hereof.


              SECTION 12.10 ARTICLE AND SECTION CAPTIONS. The article and section headings and captions contained herein are included for convenience only and shall not be considered a part hereof or affect in any manner the construction or interpretation hereof.

              SECTION 12.11 GOVERNING LAW. It is the intention of the parties hereto that this Lease Agreement shall in all respects be governed by the laws of the State of Alabama.


              IN WITNESS WHEREOF, the Board and the Company have caused this Lease Agreement to be executed in their respective corporate names, have caused their respective corporate seals to be hereunto affixed, and have caused this Lease Agreement to be attested, all by their duly authorized officers, in multiple counterparts, each of which shall be deemed an original, and have caused this Lease Agreement to be dated as of April 1, 1997.


                                   THE INDUSTRIAL DEVELOPMENT BOARD
                                     OF THE CITY OF DEMOPOLIS


                                   By
                                      -------------------------------

                                      Its
                                          ---------------------------

Attest:


-------------------------------

Its
    ---------------------------



                                   McCLAIN OF ALABAMA, INC.


                                   By
                                      -------------------------------

                                      Its
                                          ---------------------------

STATE OF ALABAMA                        )
                                        )
COUNTY OF MARENGO                       )


              I, the undersigned Notary Public in and for said county in said state, hereby certify that John E. Northcutt, whose name as Chairman of the Board of Directors of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DEMOPOLIS, a public corporation under the laws of Alabama, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the within instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.


               GIVEN under my hand and official seal of office, this ____ day of _______________, 1997.



                                   ---------------------------------------
                                           Notary Public


[NOTARIAL SEAL]                    My Commission Expires: _______________

STATE OF                                )
                                        )
COUNTY OF                               )



              I, the undersigned Notary Public in and for said county in said state, hereby certify that ______________________________, whose name as _________________________ of MCCLAIN OF ALABAMA, INC., a corporation organized under the laws of the State of Michigan, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the within instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.


              GIVEN under my hand and official seal of office, this ____ day of _______________, 1997.


                                   ---------------------------------------
                                           Notary Public


[NOTARIAL SEAL]                    My Commission Expires: _______________

                                   EXHIBIT A


                            To That Lease Agreement
                    between The Industrial Development Board
                          of the City of Demopolis and
                            McClain of Alabama, Inc.
                          Dated as of April 1, 1997
================================================================================

                           PROJECT SITE DESCRIPTION


A parcel of land lying and being in Section 11, Township 17 North, Range 1 East, Marengo County, Alabama, containing 88.1 acres more or less, and being more particularly described as follows:

Commence at the southwest corner of the Northeast Quarter of the Southwest Quarter of said Section 11; thence run north 01 degrees 50' west along the west boundary of said Northeast Quarter of Southwest Quarter a distance of 82.6 feet to a concrete monument set to mark the point of beginning; thence run north 40 degrees 29' east parallel to and 350 feet perpendicular from the centerline of the existing runway No. 4 of the Demopolis Airport a distance of 3,245.9 feet to a concrete monument set 600 feet perpendicular from the centerline of existing runway No. 13 of the said Demopolis Airport; thence run north 51 degrees 55' west and parallel to said runway No. 13 a distance of 1,568.8 feet to a concrete monument set on the southeast boundary of a cemetery; thence run south 38 degrees 05' west a distance of 20.0 feet to a concrete monument set at the southern most corner of said cemetery; thence run north 51 degrees 55' west along the southwest boundary of said cemetery a distance of 43.2 feet to a concrete monument set near the left bank of the Tombigbee River. Continue thence north 51 degrees 55' west to the said Tombigbee River; thence southwestwardly along the southeast edge of said Tombigbee River to the point of intersection of said river and the west boundary of the Southeast Quarter of the Northwest Quarter of Section 11, said course follows generally along a meander line described as: from last named concrete monument run south 47 degrees 04' west a distance of 515.2 feet; thence run south 41 degrees 54' west a distance of 367.2 feet; thence run south 50 degrees 42' west a distance of 370.0 feet to a concrete monument found on the said west boundary of the Southeast Quarter of the Northwest Quarter near the left bank of said river; thence run south 01 degrees 50' east and along the west boundary of said Southeast Quarter of Northwest Quarter and Northeast Quarter of Southwest Quarter a distance of 2,590.2 feet to the point of beginning.

LESS AND EXCEPT THE FOLLOWING DESCRIBED TRACT HERETOFORE CONVEYED TO ALABAMA POWER COMPANY AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A parcel of land located in the Northeast Quarter of the Southwest Quarter (NE 1/4 of SW 1/4) and the Southeast Quarter of Northwest Quarter (SE 1/4 of NW 1/4) of Section 11, Township 17 North, Range 1 East, Marengo County, Alabama, being more particularly described as follows:

Commence at the southwest corner of the Northeast Quarter of Southwest Quarter (NE 1/4 of SW 1/4) of Section 11 and run North 01 degree 50 minutes West a distance of 651.4 feet to a point; thence turn an angle to the right and run North 40 degrees 31 minutes East a distance of 1130.83 feet to a point, said point being the northwest corner of existing Alabama Power Company substation and point of beginning of the property herein described; thence from point of beginning continue North 40 degrees 31 minutes East a distance of 150.0 feet to a point; thence turn an angle to the right and run South 49 degrees 29 minutes East a distance of 150 feet to a point; thence turn an angle to the right and run South 40 degrees 31 minutes West a distance of 50 feet to a point; thence turn an angle to the left and run South 49 degrees 29 minutes East a distance of 115.2 feet to the northwesterly boundary line of a paved road; thence turn an angle to the right and run South 40 degrees 31 minutes West along the northwesterly margin of said road a distance of 50 feet to a point; thence turn an angle to the right and run North 49 degrees 29 minutes West a distance of
115.2 feet to a point; thence turn an angle to the left and run South 40 degrees 31 minutes West a distance of 50 feet to a point; thence turn an angle to the right and run North 49 degrees 29 minutes West a distance of 150 feet to the point of beginning.

The foregoing property being conveyed to the Alabama Power Company by Deeds recorded October 2, 1985 in the Probate Office, Marengo County, Alabama, in Deed Book 7-U, at page 296 and Deed Book 7-U, at page 300.





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

                                   EXHIBIT B


                            To That Lease Agreement
                    between The Industrial Development Board
                          of the City of Demopolis and
                            McClain of Alabama, Inc.
                          Dated as of April 1, 1997
================================================================================

                             EQUIPMENT DESCRIPTION


              Tool Smith - 1 Ton Air Hoist

              Metal Muncher Punch Press

              Air Compressor

              Fork Lift Truck

              General Office Furniture and Equipment

              Computer Monitor

              Emulation Board

              BellSouth Phone System

              Trailer

              Burn Table

              Crane

              Fork Lifts

              Welder

              Semi Truck





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